UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2003

RATEXCHANGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15831	11-2936371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PINE STREET, SUITE 500, SAN FRANCISCO, CALIFORNIA	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 274-5650

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On April 3, 2003 Ratexchange Corporation completed a private placement financing with gross proceeds of $2.75 million. The Company issued 8,750,000 shares of Series B convertible preferred stock at a purchase price of $0.20 per share and convertible promissory notes with aggregate principle of $1 million. The preferred stock can be converted by the holders at a ratio of 1:1 into the Company’s common stock. The promissory notes can be converted to common stock at a rate of $0.20 per share. In connection with the private placement, Ratexchange also issued warrants to purchase 3,437,500 shares of common stock. The warrants issued to the holders of Series B preferred stock have an exercise price of $0.30 per share and a three-year term. The warrants issued to the holders of the convertible promissory notes have an exercise price of $0.30 per share and a five-year term. The transaction included institutions and accredited investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATEXCHANGE CORPORATION

Date: April 9, 2003	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chairman and Chief Executive Officer